Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

Encompass Health Corporation*
(Exact Name of Registrant as Specified in its Charter)
* See Table of Additional Registrants in the Registration Statement

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to Be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock of Encompass Health Corporation, par value $0.01 per share	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
	Equity	Preferred Stock of Encompass Health Corporation, par value $0.10 per share	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
	Other	Warrants to Purchase Common Stock or Preferred Stock	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
	Debt	Debt securities of Encompass Health Corporation	Rule 456(b) and Rule 457(r) (1)	(2)	(2)	(2)	(1)	(1)
	Debt	Guarantees by subsidiary guarantors of Debt Securities issued by Encompass Health Corporation	Rule 457(n) (3)	(2)	(2)	(2)	(3)	(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					(2)		(1)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							(1)

(1)    In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Encompass Health Corporation (the “Registrant”) is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(2)    An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, exchange or conversion of other securities.
(3)    There are being registered under this Registration Statement guarantees of the debt securities of the Registrant by certain of the Registrant’s subsidiaries listed in the “Table of Additional Registrants” in the Registration Statement. No separate consideration will be paid in respect of such guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable in respect of such guarantees.